UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2019,  Aytu BioScience, Inc. (“Aytu”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cerecor Inc. (“Seller”) to purchase and acquire certain of Seller’s pediatric and primary care product lines.  Upon closing, as up-front consideration, Aytu will pay a cash payment of $4.5 million, issue convertible preferred stock valued at $12.5 million and assume certain of Seller’s financial and royalty obligations, which include approximately $16.575 million of fixed payment obligations to Deerfield CSF, LLC and not more than $3.5 million of Medicaid rebates and products returns. The per-share value of the convertible preferred stock to be issued at closing will be determined pursuant to a formula averaging the VWAP of Aytu common stock for the 30-day period ending immediately prior to August 30, 2019 and the 30-day period ending three days prior to closing, but in any case subject to a $1 per share floor. The convertible preferred stock will convert automatically on a 1:1 basis (subject to adjustments for stock splits, reorganizations, etc.) upon the receipt of Aytu stockholder approval of the issuance of the underlying common stock. The converstible preferred stock and shares of common stock will be subject to a lock-up through July 1, 2020, restricting any transfers of such securities per a lock-up agreement with Seller.

The consummation of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions, including, among others, (i) the receipt of all necessary corporate and regulatory approvals, (ii) accuracy of the representations and warranties of the parties (generally subject to materiality standards), (iii) the receipt of a waiver from the Securities and Exchange Commission relating to the scope of the carve-out financial statements of the acquired business, (iv) material compliance by the parties with their respective obligations under the Purchase Agreement and (v) the parties entering into a (a) Transition Services Agreement, (b) Registration Rights Agreement and (c) Bill of Sale and Assignment and Assumption Agreements with certain subsidiaries of Seller. The Purchase Agreement includes customary representations, warranties and covenants of Aytu and Seller, including provisions that require the parties to indemnify each other for losses resulting from breaches of Purchase Agreement representations, warranties or covenants. The Purchase Agreement contains certain termination rights for Aytu and Seller applicable upon, among other events, the closing having not been consummated by January 1, 2020 (which may be extended in certain circumstances), or a breach by the other party that causes a condition to closing to no longer be capable of being satisfied, subject to certain conditions.

In accordance with the Purchase Agreement, at the closing of the transactions, Aytu and Seller will enter into one or more Transition Services Agreements, pursuant to which the parties will provide various collection, administrative and other services for a transitionary period following the closing.

At closing, Aytu and Seller will also enter into a Registration Rights Agreement providing for the registration of the shares of Aytu’s common stock issuable upon conversion of the preferred stock to be issued to Seller under the Purchase Agreement.  The Registration Rights Agreement will provide that Aytu use its reasonable best efforts to cause a registration statement to be declared effective under the Securities Act as promptly as possible following the effectiveness of Aytu registration statements associated with the private placement of Aytu securities announced on October 14, 2019 and with Aytu’s announced merger with Innovus Pharmaceuticals and shall use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

In addition, in connection with the transactions contemplated by the Purchase Agreement, certain stockholders of Aytu will enter into a voting agreement with Aytu and Seller, providing, among other things, that the stockholders who are party to such voting agreement will vote all of the voting shares held by them in favor of conversion of the preferred stock to be issued under the Purchase Agreement and against any proposal that would prevent such conversion at any Aytu stockholders meeting addressing these matters. At closing, Seller will also enter into a voting agreement with Aytu in which seller will agree to vote all voting shares held by Seller in favor of the transactions contemplated by the announced merger agreement with Innovus Pharmaceuticals, Inc. and against any proposal that would seek to prevent the same, at any Aytu stockholder meeting addressing those matters.

The foregoing description of the Purchase Agreement and related ancillary agreements is not complete and is qualified in its entirety by the full text of the Purchase Agreement and related documents, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 7.01             Regulation FD Disclosure

On October 14, 2019, Aytu issued a press release announcing the execution of the Asset Purchase Agreement described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
2.1	Asset Purchase Agreement, dated October 10, 2019

99.1	Press Release issued by Aytu BioScience, Inc., dated October 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	October 15, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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